UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 19, 2016

Mercantile Bank Corporation

(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan		49504
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On April 19, 2016, Mercantile Bank Corporation (the “Company”) issued a press release announcing a quarterly cash dividend of $0.16 per share. The quarterly cash dividend will be paid on June 22, 2016 to shareholders of record as of June 10, 2016.

The press release also announced an expansion of the Company’s current stock repurchase program. Under this expansion, an additional $15 million in repurchases of the Company’s common stock has been authorized. Repurchases may be made from time to time in open market transactions at prevailing market prices or by other means in accordance with applicable regulations of the Securities and Exchange Commission.

A copy of the press release issued is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release of Mercantile Bank Corporation Dated April 19, 2016, announcing second quarter dividend and expansion of stock repurchase program

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

By:	/s/ Charles E. Christmas
Charles E. Christmas
Executive Vice President, Chief
Financial Officer and Treasurer

Date: April 19, 2016

Exhibit Index

Exhibit Number	Description

99.1	Press release of Mercantile Bank Corporation Dated April 19, 2016, announcing second quarter dividend and expansion of stock repurchase program

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